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                                                                    Exhibit 10.5

For Further Information:

All-Comm Media Corporation                        The P.L. Thomas Group
400 Corporate Pointe, #780                        2 North Riverside Plaza, #1760
Culver City, CA 90230                             Chicago, IL 60606
(310) 342-2800                                    (312) 906-8060
CONTACT: Barry Peters/                            CONTACT: Andy Keller
         E. William Savage


FOR IMMEDIATE RELEASE


                    ALL-COMM MEDIA ADDS NEW LEAD UNDERWRITER,
              INCREASES SIZE OF PROPOSED COMMON STOCK OFFERING AND
                       ANNOUNCES RELATED RECAPITALIZATION


               CULVER CITY, CA, NOVEMBER 26, 1996 -- All-Comm Media Corporation (Nasdaq: ALCM) announced today that it had filed an amendment with the SEC to add a new lead underwriter and increase the size of its proposed common stock offering, and announced plans for a related recapitalization.

               Cruttenden Roth Incorporated will act as the lead manager for the proposed public offering. LT Lawrence & Co., Inc. will remain as a co-manager for the offering, according to Barry Peters, the Company's Chairman and Chief Executive Officer.

               The size of the underwritten offering has been increased to 2,100,000 shares (from 1,500,000 shares) of common stock, of which 1,750,000 shares are being offered by the Company and 350,000 shares are being offered by selling stockholders. Certain stockholders and the Company will also make shares available at the option of the underwriters to cover over-allotments, if any.

               The Company and certain of its securityholders have agreed, conditioned on the closing of the underwritten offering, to a recapitalization of the Company's capital stock, whereby: (i) the Company's Series B Preferred Stock will be converted, in accordance with its terms without the payment of additional consideration, into 2,480,000 shares of common stock; (ii) the Company's Series C Preferred Stock will be repurchased for $1 million; (iii) all accrued dividends on the Series B and Series C Preferred Stock will be converted into 28,130 shares of common stock (assuming conversion on December 16, 1996);
(iv) warrants related to the Series C Preferred Stock, exercisable for 3,000,000 shares of common stock, will be exchanged for 600,000 shares of common stock;
(v) agreements to issue warrants


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exercisable for 1,038,503 shares of common stock will be rescinded at no cost to the Company; and (vi) options held by two of the Company's principal executive officers to purchase 300,000 shares of common stock will be canceled at no cost to the Company.

               Separately and not related to the underwriting, an additional 1,386,056 shares are being registered on behalf of certain stockholders, none of whom are officers or directors of the Company, for possible resale on a delayed basis in either privately negotiated transactions or through brokers or dealers or on the over-the-counter market. However, 1,291,588 of such shares will be subject to "lock-up" provisions that prohibit the resale of such shares for a minimum of nine months from the completion of the underwritten offering. Any offerings related to the registration statement, if made, will be made only by means of a prospectus.

               All-Comm Media Corporation provides database management services, custom telemarketing/telefundraising services and other direct marketing services to a diverse group of approximately 600 clients located throughout the United States. The Company operates through its wholly owned subsidiaries Metro Services Group, Inc. and Stephen Dunn & Associates.

                              --------------------

               A registration statement relating to these securities has been filed with the securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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